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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                      October 8, 1997 (September 25, 1997)
           ------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                               HECHINGER COMPANY
           ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
          Delaware                    0-7214                   52-1001530
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)           Identification No.)
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              1801 McCormick Drive, Largo, Maryland        20774
           ------------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code(301) 341-1000
      ----------------------------------------------------------------
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                    INFORMATION TO BE INCLUDED IN THE REPORT




Item 1.          Changes in Control of Registrant.

                 On July 17, 1997, Hechinger Company (the "Registrant"), a Delaware corporation, entered into the Agreement and Plan of Merger (the "Original Merger Agreement"), dated as of July 17, 1997, among the Registrant, Hechinger Acquisition, Inc., a Delaware corporation ("Acquisition"), and BSQ Acquisition, Inc., a Delaware corporation ("BSQ Acquisition"), pursuant to which Acquisition would merge with and into the Registrant (the "Merger"). On August 27, 1997, the parties to the Original Merger Agreement entered into the First Amendment, dated as of August 27, 1997, which amended the Original Merger Agreement (as amended by such amendment, the "Merger Agreement"). The closing of the transactions contemplated by the Merger Agreement was subject to the satisfaction or waiver of several conditions including, without limitation, approval of the Merger Agreement and the Merger by the requisite vote of the holders of the Class A Common Stock, each par value $.10 per share, of the Registrant (collectively, the "Common Stock") and the closing of the transactions contemplated by a Purchase and Sale Agreement, dated as of July 17, 1997, among Kmart Corporation, Builders Square, Inc. and BSQ Acquisition. On September 25, 1997, the conditions precedent to the Merger were satisifed and a certificate of Merger was duly filed with the Secretary of State of Delaware. Pursuant to the Merger Agreement, each share of the issued and outstanding Common Stock immediately prior to the effective time of the Merger was converted into the right to receive $2.375 in cash, without interest. As a result of the Merger, the Registrant is the surviving corporation and has become a wholly owned subsidiary of BSQ Acquisition.

                 To finance the consummation of the Merger and to continue the operations of the Registrant, affiliates of BSQ Acquisition obtained borrowings under certain senior secured credit facilities from a syndicate of banks led by The Chase Manhattan Bank, Bank America Business Credit, Inc.
and Citicorp USA, Inc., as agents.

                 The Registrant's press release dated September 25, 1997 is filed herewith as Exhibit 20 and is incorporated herein by reference.


Item 5.          Other Events.

                 On September 25, 1997, the Registrant requested that the Common Stock be delisted from the Nasdaq National Market, effective as of the effective time of the Merger. The Registrant intends to file after the date hereof a statement on Form 15 with the Securities and Exchange Commission to terminate the Registrant's periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Common Stock. The Registrant will continue to file reports under the Exchange Act as required under certain indentures governing the Registrant's outstanding public indebtedness.


Item 7.          Financial Statements and Exhibits.

                 (c)      Exhibits.
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                          2A.     Agreement and Plan of Merger, dated as of
                                  July 17, 1997, by and among Hechinger
                                  Acquisition, Inc., a Delaware corporation,
                                  BSQ Acquisition, Inc., a Delaware
                                  corporation, and Hechinger Company, a
                                  Delaware corporation..

                          2B. First Amendment, dated as of August 27, 1997, to the Agreement and Plan of Merger, dated as of July 17, 1997, by and among Hechinger Acquisition, Inc., a Delaware corporation, BSQ Acquisition, Inc., a Delaware corporation, and Hechinger Company, a Delaware corporation.

                            20. Press release of Registrant dated September 25, 1997 relating to the consummation of the merger contemplated by the Agreement and Plan of Merger, as amended.
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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         HECHINGER COMPANY
                                         -----------------
                                            (Registrant)


                                         By: /s/  Mark R. Adams
                                             -----------------------------------
                                             Mark R. Adams
                                             Senior Vice President, General
                                                  Counsel and Treasurer



Date:  October 8, 1997
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                                 EXHIBIT INDEX

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
                                                                                                                    Sequentially
Exhibit No.      Description                                                                                        Numbered Page
-----------      -----------                                                                                        -------------
         2A.     Agreement and Plan of Merger, dated as of July 17, 1997,
                 by and among Hechinger Acquisition, Inc., a Delaware corporation,  BSQ Acquisition, Inc., a
                 Delaware corporation, and Hechinger Company, a Delaware corporation..

         2B.     First Amendment, dated as of August 27, 1997,
                 to the Agreement and Plan of Merger, dated as of July 17, 1997, by and among Hechinger
                 Acquisition, Inc., a Delaware corporation, BSQ Acquisition, Inc., a Delaware corporation, and
                 Hechinger Company, a Delaware corporation.

         20.     Press release of Registrant, dated September 25, 1997,
                 relating to the consummation of the merger as contemplated by the Agreement and Plan of Merger, as amended.
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